Exhibit 12.3

CERTIFICATIONS

I, Kenneth A. Berlin, certify that:

1.	I have reviewed this Annual Report on Form 20-F of Rosetta Genomics Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 14, 2013	/s/ Kenneth A. Berlin
Kenneth A. Berlin
Chief Executive Officer and President
(principal executive officer)